As filed with the U.S. Securities and Exchange Commission on June 8, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NUVATION BIO INC.

(Exact name of registrant as specified in its charter)

Delaware	85-0862255
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1500 Broadway, Suite 1401

New York, New York 10036

(Address of principal executive offices, including zip code)

Nuvation Bio Inc. 2019 Equity Incentive Plan

Nuvation Bio Inc. 2021 Equity Incentive Plan

Nuvation Bio Inc. 2021 Employee Stock Purchase Plan

(Full titles of the plans)

Jennifer Fox

Chief Financial Officer

Nuvation Bio Inc.

1500 Broadway, Suite 1401

New York, New York 10036

(332) 208-6102

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Stephen Dang Vice President, Legal Nuvation Bio Inc. 1500 Broadway, Suite 1401 New York, New York 10036 (332) 208-6102	Kenneth L. Guernsey John T. McKenna Melissa H. Boyd Cooley LLP 3 Embarcadero Center, 20th Floor San Francisco, California 94111 (415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, par value $0.0001 per share (“common stock”)
– 2021 Equity Incentive Plan	50,684,047 (2)(3)	$12.74(8)	$645,714,758.78	$70,447.48
– 2021 Employee Stock Purchase Plan	4,750,354 (4)(5)	$10.83(9)	$51,446,333.82	$5,612.80
– 2019 Equity Incentive Plan (Stock Option Awards)	9,571,976 (6)	$4.41 (10)	$42,212,414.16	$4,605.37
– Outstanding shares	99,027 (7)	$12.74(8)	$1,261,603.98	$137.64
Total	65,105,404		$740,635,110.74	$80,803.29

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s common stock, as applicable.

(2)	Represents shares of common stock reserved for future issuance pursuant to stock options and restricted stock unit awards under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”).
(3)

The number of shares reserved for issuance under the 2021 Plan will automatically increase on January 1st each year, starting on January 1, 2022 and continuing through January 1, 2031, by the lesser of (a) 4.0% of the total number of shares of the Registrant’s common stock outstanding or issuable upon conversion or exercise of outstanding instruments on December 31st of the immediately preceding fiscal year or (b) a lesser number determined by the Registrant’s board of directors prior to the applicable January 1st.

(4)	Represents shares of common stock reserved for future issuance under the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”).
(5)

The number of shares reserved for issuance under the 2021 ESPP will automatically increase on January 1st each year, starting on January 1, 2022 and continuing through January 1, 2031, by the lesser of (a) 1% of the total number of shares of the Registrant’s common stock outstanding or issuable upon conversion or exercise of outstanding instruments on December 31st of the preceding calendar year, or (b) a lesser number determined by the Registrant’s board of directors.

(6)	Represents shares of common stock issuable upon exercise of options outstanding under the Registrant’s 2019 Equity Incentive Plan (the “2019 Plan”) as of the date of this Registration Statement.
(7)	Represents shares of common stock issued to a former employee of the Registrant prior to the filing of this Registration Statement upon exercise of stock options granted under the 2019 Plan.
(8)

Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee and based on the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on June 7, 2021, which date is within five business days prior to the filing of this Registration Statement.

(9)

Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee and based on the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on June 7, 2021, which date is within five business days prior to the filing of this Registration Statement, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2021 ESPP.

(10)

Estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based upon $4.41, which is the weighted-average exercise price for options outstanding under the 2019 Plan.

Explanatory Note

This Registration Statement on Form S-8 (this “Registration Statement”) registers an aggregate of: 50,684,047 shares of Class A common stock, par value $0.0001 per share, of Nuvation Bio Inc. (“common stock”) that may be issued and sold under the Nuvation Bio Inc. 2021 Equity Incentive Plan; 9,571,976 shares of common stock that may be issued and sold under the Nuvation Bio Inc. 2019 Equity Incentive Plan (the “2019 Plan”); and 4,750,354 shares of common stock that may be issued and sold under the Nuvation Bio Inc. 2021 Employee Stock Purchase Plan.

This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C to Form S-8 and in accordance with the requirements of Part I of Form S-3. The Reoffer Prospectus may be used for reoffers and resales of shares of common stock that may be deemed to be “restricted securities” under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder that have been acquired by a former employee (the “Selling Stockholder”) upon exercise of outstanding stock options granted under the 2019 Plan. The number of shares of common stock included in the Reoffer Prospectus represents the total number of shares of common stock acquired by the Selling Stockholder upon exercise of stock options prior to the date of the Reoffer Prospectus and does not necessarily represent a present intention to sell any or all of such shares.

REOFFER PROSPECTUS

NUVATION BIO INC.

99,027 Shares of Class A

Common Stock

This prospectus relates to 99,027 shares (the “Shares”) of Class A common stock, par value $0.0001 per share (“common stock”), of Nuvation Bio Inc. which may be offered from time to time by a stockholder who is a former employee (the “Selling Stockholder”) for his own account. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholder. The Selling Stockholder acquired the Shares under our employee benefit plans.

The Selling Stockholder may sell the Shares in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Stockholder may sell any, all or none of the Shares, and we do not know when or in what amount the Selling Stockholder may sell Shares. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of Shares. The Shares may be sold through underwriters or dealers which the Selling Stockholder may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholder may sell Shares in the section titled “Plan of Distribution.” The Selling Stockholder will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholder will be borne by us.

The amount of securities to be offered or resold under this reoffer prospectus by the Selling Stockholder or other person with whom he is acting in concert for the purpose of selling our securities may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act of 1933, as amended (the “Securities Act”).

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “NUVB”. On June 7, 2021, the last reported sales price of our common stock was $13.06 per share.

We are an “emerging growth company” and a “smaller reporting company” as defined under the U.S. federal securities laws, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholder and any broker-dealers or agents that participate with the Selling Stockholder in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 4 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated June 8, 2021

You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

i

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes thereto and the information set forth in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Unless the context otherwise requires, we use the terms “Nuvation Bio,” “company,” “we,” “us” and “our” in this prospectus to refer to Nuvation Bio Inc. and our wholly owned subsidiaries.

Nuvation Bio

We are a clinical-stage biopharmaceutical company tackling some of the greatest unmet needs in oncology by developing differentiated and novel therapeutic candidates. We were founded by our chief executive officer, David Hung, M.D., who founded Medivation, Inc. and led its successful development of oncology drugs Xtandi® and talazoparib (now marketed as Talzenna®), leading to its $14.3 billion sale to Pfizer Inc. in 2016. We leverage our team’s extensive expertise in medicinal chemistry and drug development to pursue oncology targets validated by strong clinical or preclinical data and discover novel small molecules that improve the activity and overcome the liabilities of currently marketed drugs or best-in-development therapeutic candidates. In addition to our focus on development of small molecules for validated targets, we are also developing novel therapeutic candidates based on our Drug-Drug Conjugate platform. Utilizing this platform, we are able to conjugate tissue-selective targeted small molecules with anti-tumor agents to create unique therapeutic candidates. We began dosing high-grade glioma patients in a Phase 1/2 clinical trial of our lead product candidate in December 2020 and expect to report top-line data from the Phase 1 portion of this trial in 2022. We plan to initiate multiple other Phase 1 trials through 2022 and to submit up to an additional five Investigational New Drug applications over the next six years across our pipeline of therapeutic product candidates.

We have no revenue to date and we have incurred net losses of $41.7 million and $33.6 million for the years ended December 31, 2020 and 2019, and an accumulated deficit of $96.4 million from inception through March 31, 2021.

About This Offering

This prospectus relates to the public resale, which is not being underwritten, by the Selling Stockholder of up to 99,027 shares of our common stock. The Shares may be sold by the Selling Stockholder from time to time in the open market, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices. We will receive none of the proceeds from the sale of the Shares by the Selling Stockholder. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses will be borne by the Selling Stockholder.

Summary of Risk Factors

Below is a summary of material factors that make an investment in our securities speculative or risky. Importantly, this summary does not address all of the risks and uncertainties that we face. Additional discussion of the risks and uncertainties summarized in this risk factor summary, as well as other risks and uncertainties that we face, can be found under the section titled “Risk Factors” incorporated by reference in this prospectus. The below summary is qualified in its entirety by that more complete discussion of such risks and uncertainties. You should consider carefully the risks and uncertainties described under the section titled “Risk Factors” as part of your evaluation of an investment in our securities:

•

We have a limited operating history and have incurred significant losses since inception and anticipate that we may continue to incur losses for the foreseeable future, and may never achieve or maintain profitability.

•

We will need substantial funding to pursue our business objectives. If we are unable to raise capital when needed or on favorable terms, we could be forced to delay, reduce or terminate our product development, other operations or commercialization efforts. Additionally, raising additional capital may cause dilution to our stockholders, restrict our operations or require us to relinquish proprietary rights.

•

If we do not obtain regulatory approval for and successfully commercialize our product candidates in one or more indications or we experience significant delays in doing so, we may never generate any revenue or become profitable.

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Our approach to the discovery and development of product candidates based on our Drug-Drug Conjugate platform is unproven and is based on novel technology, and we do not know whether we will be able to develop any products of commercial value, or if competing technological approaches will limit the commercial value of our product candidates or render our platform obsolete.

•

Clinical trials are very expensive, time-consuming and difficult to design and implement, and involve uncertain outcomes. Furthermore, results of earlier preclinical studies and clinical trials may not be predictive of results of future preclinical studies or clinical trials.

•	We may encounter substantial delays in our preclinical studies or clinical trials or we may fail to demonstrate safety and efficacy to the satisfaction of applicable regulatory authorities.

•

If any of our product candidates receives marketing approval and we, or others, later discover that the drug is less effective than previously believed or causes undesirable side effects that were not previously identified, our ability to market the drug could be compromised.

•

We may become exposed to costly and damaging liability claims, either when testing our product candidates in the clinic or at the commercial stage, and our product liability insurance may not cover all damages from such claims.

•

We have never commercialized a product candidate and we may lack the necessary expertise, personnel and resources to successfully commercialize any of our products that receive regulatory approval on our own or together with collaborators.

•	We face substantial competition, which may result in others discovering, developing or commercializing products before or more successfully than we do.

•	Even if we obtain regulatory approval for our product candidates, they will remain subject to ongoing regulatory oversight.

•

We rely on third parties to perform the chemistry work associated with our drug discovery and preclinical activities and to conduct our preclinical studies and future clinical trials, and our business could be substantially harmed if these third parties cease performing services or perform in an unsatisfactory manner.

•	We do not have our own manufacturing capabilities and will rely on third parties to produce clinical and commercial supplies of NUV-422 and our other current and future product candidates.

•

If we are not able to establish collaborations, we may have to alter some of our future development and commercialization plans. If we are not able to establish further collaborations, we may have to alter some of our future development and commercialization plans.

•

Our business operations and current and future relationships with investigators, healthcare professionals, consultants, third-party payors and customers will be subject, directly or indirectly, to federal and state healthcare fraud and abuse laws, false claims laws, transparency laws, health information privacy and security laws and other healthcare laws and regulations. If we are unable to comply, or have not fully complied, with such laws, we could face substantial penalties.

•

If we are unable to obtain, maintain, protect and enforce sufficient patent and other intellectual property rights for our product candidates and technology, or if the scope of patent and other intellectual property rights obtained is not sufficiently broad, we may not be able to compete effectively in our market.

•

Our reliance on third parties requires us to share our trade secrets, which increases the possibility that a competitor will discover them or that our trade secrets will be misappropriated or disclosed.

•

We may become involved in lawsuits to protect or enforce our patents or other intellectual property, which could be expensive, time-consuming and unsuccessful, and issued patents covering our technology and product candidates could be found invalid or unenforceable if challenged.

•

Third parties may initiate legal proceedings alleging that we are infringing, misappropriating or otherwise violating their intellectual property rights, the outcome of which would be uncertain and could negatively impact the success of our business.

•	Intellectual property litigation could cause us to spend substantial resources and distract our personnel from their normal responsibilities.

•

Our business, operations and clinical development plans and timelines and supply chain could be adversely affected by the effects of health epidemics, including the ongoing COVID-19 pandemic, on the manufacturing, clinical trial and other business activities performed by us or by third parties with whom we conduct business, including our CMOs, CROs, shippers and others.

•	Our future success depends on our ability to retain Dr. Hung and our other key employees, consultants and advisors and to attract, retain and motivate qualified personnel.

2.

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The dual-class structure of our common stock has the effect of concentrating voting power with our Chief Executive Officer, which limits other stockholders’ ability to influence the outcome of important transactions, including a change in control.

Corporate Information

We were incorporated in Delaware in April 2020 as a blank check company under the name Panacea Acquisition Corp. (“Panacea”) and completed an initial public offering in July 2020. On February 10, 2021, a combination of Panacea and Nuvation Bio Inc. (“Legacy Nuvation Bio”) was effected through the merger of a wholly owned subsidiary of Panacea with and into Legacy Nuvation Bio, with Legacy Nuvation Bio surviving as a wholly owned subsidiary of Panacea. Upon the completion of the merger, Legacy Nuvation Bio changed its name to Nuvation Bio Operating Company Inc. and Panacea changed its name to Nuvation Bio Inc.

Our principal executive office is located in New York, New York, where we lease approximately 7,900 square feet of office space under a lease that terminates in 2027. We also occupy approximately 8,200 square feet of office space in San Francisco, California, under a lease that terminates in 2022. We believe that these existing facilities will be adequate for our current needs and that suitable additional or alternative space will be available in the future on commercially reasonable terms, if required.

“Nuvation Bio” and our other registered and common law trade names, trademarks and service marks are property of Nuvation Bio Inc. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, and therefore we intend to take advantage of certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in this prospectus, our periodic reports and our proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the last day of the fiscal year from the fifth anniversary of the closing of the Panacea IPO (or December 31, 2025), (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common shares that is held by non-affiliates exceeds $700.0 million as of the end of our second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements including reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements. We are also a smaller reporting company as defined in the Securities Exchange Act of 1934, as amended. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, similar to emerging growth companies, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before you make a decision to buy our securities, you should carefully consider the risks set forth under the caption “Risk Factors” in our Final Prospectus relating to the Registration Statement on Form S-1, as amended (File No. 333-254176), filed with the SEC on June 2, 2021 pursuant to Rule 424(b) under the Securities Act, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of these risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our common stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will” and “would,” or the negative of these terms or other similar expressions intended to identify statements about the future. These statements speak only as of the date of this prospectus and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements include, without limitation, statements about:

•	our ability to recognize the anticipated benefits of the Merger, which may be affected by, among other things, competition and our ability to grow and manage growth profitably;

•	costs related to the Merger;

•	our plans to develop and commercialize our product candidates;

•	the initiation, timing, progress and results of our current and future preclinical studies and clinical trials, as well as our research and development programs;

•	our expectations regarding the impact of the ongoing COVID-19 pandemic on our business, industry and the economy;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our ability to successfully acquire or in-license additional product candidates on reasonable terms;

•	our ability to maintain and establish collaborations or obtain additional funding;

•	our ability to obtain regulatory approval of our current and future product candidates;

•	our expectations regarding the potential market size and the rate and degree of market acceptance of such product candidates;

•	our continued reliance on third parties to conduct clinical trials of our product candidates, and for the manufacture of our product candidates for preclinical studies and clinical trials;

•	our ability to fund our working capital requirements and expectations regarding the sufficiency of our capital resources;

•	the implementation of our business model and strategic plans for our business and product candidates;

•	our intellectual property position and the duration of our patent rights;

•	developments or disputes concerning our intellectual property or other proprietary rights;

•	our expectations regarding government and third-party payor coverage and reimbursement;

•	our ability to compete in the markets we serve;

•	the impact of government laws and regulations and liabilities thereunder;

•	our need to hire additional personnel and our ability to attract and retain such personnel;

•	our ability to raise additional funding in the future; and

•	the anticipated use of our cash and cash equivalents.

The foregoing list of forward-looking statements and related risks is not exhaustive. Other sections of this prospectus may include additional factors that could harm our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure

4.

you that the forward-looking statements in this prospectus will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as required by law. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, the events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should refer to the ‘‘Risk Factors’’ section of this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part (the “Registration Statement”) completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholder, as described below. See the sections titled “Selling Stockholder” and “Plan of Distribution” described below.

SELLING STOCKHOLDER

The following table sets forth information regarding beneficial ownership of our common stock as of June 7, 2021, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for the Selling Stockholder. The Shares offered by the Selling Stockholder hereunder include an aggregate of 99,027 outstanding Shares acquired upon the exercise of stock options under our employee benefit plans. The Selling Stockholder’s address is c/o Nuvation Bio Inc., 1500 Broadway, Suite 1401, New York, NY 10036.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. To our knowledge, the Selling Stockholder has sole voting and sole investment power with respect to all shares that he beneficially owns, subject to community property laws where applicable. In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our common stock subject to options held by that person that are currently exercisable or exercisable within sixty days of June 7, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

We have based percentage ownership of our common stock on 216,749,082 shares of our Common Stock outstanding as of June 7, 2021.

	Shares Beneficially Owned Prior to the Offering			Shares Being Offered	Shares Beneficially Owned After the Offering(1)
Selling Stockholder	Shares		Percentage	Shares	Shares		Percentage
Thomas Templeman, Ph.D.	83,818	(2)	*	99,027	182,845	(2)	*

*	Represents beneficial ownership of less than 1%.
(1)	Assumes that all of the Shares are sold and that the Selling Stockholder does not acquire beneficial ownership of additional shares of common stock before the completion of this offering.
(2)	Includes 83,818 shares issuable upon exercise of outstanding stock options within 60 days of June 7, 2021.

5.

PLAN OF DISTRIBUTION

We are registering the Shares to permit the Selling Stockholder to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares. The aggregate proceeds to the Selling Stockholder from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares. The Selling Stockholder reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares may be sold from time to time to purchasers:

•	directly by the Selling Stockholder, or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholder or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholder and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholder.

The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the NYSE;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholder, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholder and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholder will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholder will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

6.

The Selling Stockholder and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholder and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholder may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

Cooley LLP will pass upon the validity of the securities offered hereby. As of the date of this prospectus, GC&H Investments, LLC, which is an entity beneficially owned by current and former partners and employees of Cooley LLP, beneficially owns an aggregate of 25,409 shares of our common stock.

EXPERTS

The consolidated financial statements of Legacy Nuvation Bio (subsequently renamed Nuvation Bio Operating Company Inc.) as of December 31, 2020 and 2019, and for each of the years in the two-year period ended December 31, 2020, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Panacea as of December 31, 2020 and for the period from April 24, 2020 (inception) through December 31, 2020 incorporated by reference in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report incorporated by reference herein, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•	Our Annual Report on Form 10-K (File No. 001-39351) for the fiscal year ended December 31, 2020 filed with the SEC on March 11, 2021 (as amended on May 21, 2021).

•	Our Quarterly Report on Form 10-Q (File No. 001-39351) filed with the SEC on May 17, 2021.

•	Our Current Reports on Form 8-K (File No. 001-39351) filed with the SEC on February 9, 2021, February 12, 2021 (as amended on March 11, 2021), March 11, 2021 and May 14, 2021.

•

Our Final Prospectus filed with the SEC on June  2, 2021 pursuant to Rule 424(b) under the Securities Act relating to Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-254176), as amended.

•

The description of our Class A Common Stock which is contained in a Registration Statement on Form 8-A filed on June 26, 2020 (File No. 001-39351) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of the Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part of the Registration Statement from the date of the filing of such reports and documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into the Registration Statement.

7.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.nuvationbio.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to Nuvation Bio Inc., Attention: Legal Department, 1500 Broadway, Suite 1401, New York, NY 10036, (332) 208-6102.

8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus (other than the Reoffer Prospectus) is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). The document(s) containing the information specified in Part I will be sent or given to participants in the Nuvation Bio Inc. 2021 Equity Incentive Plan (the “2021 Plan”), participants in the Nuvation Bio Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”) and participants in the Nuvation Bio Inc. 2019 Equity Incentive Plan (the “2019 Plan” and together with the 2021 Plan and the 2021 ESPP, the “Plans”) as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Securities and Exchange Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These document(s) and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

A-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Nuvation Bio Inc. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K (File No. 001-39351) for the fiscal year ended December  31, 2020 filed with the SEC on March  11, 2021 (as amended on May 21, 2021).

(b) The Registrant’s Quarterly Report on Form 10-Q (File No. 001-39351) filed with the SEC on May 17, 2021.

(c) The Registrant’s Current Reports on Form 8-K (File No. 001-39351) filed with the SEC on February  9, 2021, February  12, 2021 (as amended on March  11, 2021), March 11, 2021 and May  14, 2021.

(d) The Registrant’s Final Prospectus filed with the SEC on June  2, 2021 pursuant to Rule 424(b) under the Securities Act relating to the Post-Effective Amendment No. 1 to Registration Statement on Form S-1, as amended (File No. 333-254176).

(e) The description of the Registrant’s Class A Common Stock which is contained in a Registration Statement on Form 8-A filed on June 26, 2020 (File No. 001-39351) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

GC&H Investments, LLC, which is an entity beneficially owned by current and former partners and associates of Cooley LLP, beneficially holds an aggregate of 25,409 shares of the Registrant’s common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s amended and restated certificate of incorporation permits indemnification of the Registrant’s directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s amended and restated bylaws provide that the Registrant will indemnify its directors and executive officers and permit the Registrant to indemnify its other officers, employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

The Registrant has entered into indemnification agreements with its directors and certain of its executive officers. These agreements provide that the Registrant will indemnify its directors and such officers to the fullest extent permitted by law and its amended and restated certificate of incorporation and amended and restated bylaws.

The Registrant also maintains a general liability insurance policy, which will cover certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

The issuance of the shares being offered by the Form S-8 reoffer prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Rule 701 promulgated under Section 3(b) of the Securities Act as transactions pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipient represented his intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates. The recipient had adequate access, through his relationships with the Registrant, to information about the Registrant.

ITEM 8. EXHIBITS

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1*	Amended and Restated Certificate of Incorporation of Nuvation Bio Inc.	Form 8-K	001-39351	3.1	February 12, 2021

4.2*	Amended and Restated Bylaws of Nuvation Bio Inc.	Form 8-K	001-39351	3.2	February 12, 2021

4.3*	Specimen Common Stock Certificate.	Form S-4/A	333-250036	4.2	January 19, 2021

5.1	Opinion of Cooley LLP.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of WithumSmith+Brown, PC, independent registered public accounting firm.

23.3	Consent of Cooley LLP (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page hereto).

99.1*	2019 Equity Incentive Plan, as amended.	Form S-4	001-250036	10.13	November 12, 2020

99.2*	Forms of Option Grant Notice and Option Agreement under the 2019 Equity Incentive Plan.	Form S-4	001-250036	10.14	November 12, 2020

99.3*	2021 Equity Incentive Plan.	Form 8-K	001-39351	10.3	February 12, 2021

99.4*	Forms of Option Grant Notice and Option Agreement under the 2021 Equity Incentive Plan.	Form 8-K	001-39351	10.4	February 12, 2021

99.5*	Forms of RSU Award Grant Notice and Agreement under the 2021 Equity Incentive Plan.	Form 8-K	001-39351	10.5	February 12, 2021

99.6*	2021 Employee Stock Purchase Plan.	Form 8-K	001-39351	10.6	February 12, 2021

*	Previously Filed.

ITEM 9. UNDERTAKINGS

1.	The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on this 8th day of June, 2021.

NUVATION BIO INC.

By:	/s/ David Hung, M.D.
David Hung, M.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Hung, M.D. and Jennifer Fox, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Hung, M.D.	Chief Executive Officer (Principal Executive Officer)	June 8, 2021
David Hung, M.D.

/s/ Jennifer Fox	Chief Financial Officer (Principal Financial and Accounting Officer)	June 8, 2021
Jennifer Fox

/s/ Daniel G. Welch	Chair of the Board of Directors	June 8, 2021
Daniel G. Welch

/s/ Robert B. Bazemore, Jr.	Director	June 8, 2021
Robert B. Bazemore, Jr.

/s/ Kim Blickenstaff	Director	June 8, 2021
Kim Blickenstaff

/s/ Kathryn E. Falberg	Director	June 8, 2021
Kathryn E. Falberg

/s/ Oleg Nodelman	Director	June 8, 2021
Oleg Nodelman

/s/ W. Anthony Vernon	Director	June 8, 2021
W. Anthony Vernon

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